UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share, of China Advanced Construction Materials Group, Inc., a Nevada corporation.

(2)	Aggregate number of securities to which transaction applies: 5,488,649 shares of Common Stock, par value $0.001 per share, of China Advanced Construction Materials Group, Inc., a Nevada corporation.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Estimated solely for purposes of calculation of the registration fee in accordance with Exchange Act Rule 0-11 based upon the product of: (i) 5,488,649 the maximum number of shares of common stock of China Advanced Construction Materials Group, Inc., a Nevada corporation that may be exchanged in the merger as of July 19, 2018, multiplied by (ii) $5.90, the average of the closing price for shares of CADC Nevada’s common stock as reported on the Nasdaq Stock Market on July 18, 2018.

(4)	Proposed maximum aggregate value of transaction: $32,383,029.10

(5)	Total fee paid:

$0 ($4,032 less the $4,032 offset described below)

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
$4,032

(2)	Form, Schedule or Registration Statement No.: Registration Statement on Form S-4 (File No. 333-226308)

(3)	Filing Party: China Advanced Construction Materials Group, Inc., a Cayman Islands exempt company.

(4)	Date Filed: July 24, 2018

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

9 North West Fourth Ring Road, Yingu Mansion Suite 1708

Haidian District, Beijing, People’s Republic of China 100190

NOTICE OF POSTPONEMENT OF ANNUAL MEETING OF STOCKHOLDERS

October 9, 2018

Dear Stockholder:

The annual meeting (the “Annual Meeting” or the “Meeting”) of stockholders of China Advanced Construction Materials Group, Inc. (the “Company”, “we” or “us”), originally scheduled to be held at 10:00 a.m., Beijing Time, Tuesday, October 9, 2018, has been postponed and will now be held on Tuesday, November 13, 2018 at 10:00 a.m. Beijing Time, at our corporate headquarters, located at 9 North West Fourth Ring Road Yingu Mansion Suite 1708, Haidian District Beijing, People’s Republic of China.

No changes have been made to the Record Date (September 24, 2017), the location of the meeting or the proposals to be brought before the Annual Meeting. We previously made available to our stockholders our proxy statement, the Annual Report on Form 10-K for fiscal year ended June 30, 2017 and other related proxy materials on September 28, 2018. We decided to postpone the meeting after becoming aware that we would not achieve a quorum for the Meeting and still had not received votes from over 5 million shares of common stock and that and the financial statements for the period ended June 30, 2017 contained in the Company’s Annual Reports on Form 10-K should no longer be relied on.

On October 6, 2018, the Audit Committee of the Board of Directors of the Company, after consultation with the Company’s independent registered public accounting firm, Friedman LLP (“Friedman”) concluded, that the Company’s audited financial statements at and for the period ended June 30, 2017 contained in the Company’s Annual Reports on Form 10-K originally filed with the SEC on as well the unaudited financial statements at and for the periods ended March 31, 2018, December 31, 2017 and September 28, 2017 contained in the Company’s Quarterly Reports on Form 10-Q originally filed on November 15, 2017, February 13, 2018 and May 15, 2018, respectively, should no longer be relied upon. The Company will, as soon as practicable, make adjustments by filing with the SEC amendments to these periodical reports which, in each case, will include revised consolidated financial statements and notes thereto, and other appropriate revisions. The Company will reflect such adjustments in the financial statements for the fiscal year ended June 30, 2018 to be included in its Annual Report on Form 10-K for fiscal year ended June 30, 2018.

We have decided to postpone the meeting in order to mail the Company’s the Annual Report on Form 10-K for fiscal year ended June 30, 2018 and to provide shareholders with additional time to review and consider such information prior to the Meeting.

We sincerely apologize for any inconvenience this postponement may cause you and appreciate your understanding.

If you have already submitted your proxy and do not submit a new proxy, your previously submitted proxy will still be voted at the Meeting; however, the Company strongly encourages you to submit a new proxy so that your vote will be based on the most current and accurate financial information of the Company.

Sincerely,

/s/ Xianfu Han
Xianfu Han, Chief Executive Officer
(Principal Executive Officer)

Important Notice Regarding the Availability of Proxy Materials

for the Annual Stockholder Meeting to Be Held at 10:00 a.m. on November 13, 2018 (Beijing Time)

The Notice of Annual Meeting, proxy statement/prospectus and this Notice of Postpone of Annual Meeting, proxy statement/prospectus are available at www.proxyvote.com. The Annual Report on Form 10-K for fiscal year ended June 30, 2018 will be available at www.proxyvote.com immediately upon its filing.